Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

BETWEEN

IRET PROPERTIES (Seller)

AND

GLENBOROUGH LLC,

as agent on behalf of a joint venture between

Glenborough and Oaktree Capital Management, L.P. (Buyer)

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND SIGNATURE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR AN OPTION FOR THE PROPERTY.

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

RETAIL PORTFOLIO

This AGREEMENT FOR SALE AND PURCHASE OF PROPERTY (this “Agreement”) is made and entered into effective as of the later date of signature set forth on the signature page (the “Contract Date”), by and between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (the “Seller”), and GLENBOROUGH LLC, as agent on behalf of a joint venture between Glenborough and Oaktree Capital Management, L.P. (the “Buyer”). The current notice address of each party is set forth in Section 16 below.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.          Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(a)	Building. The building(s) located on the Land.

(b)	Buyer’s Broker. None; Buyer is not represented by a broker in this transaction.

(c)	CAM Payments. Reimbursements, payments, or escalations due under the Leases from the Tenants for Operating Expenses.

(d)	Closing. The closing and consummation of the purchase and the sale of the Property pursuant hereto.

(e)	Closing Agent. First American Title Insurance Company, 1900 Midwest Plaza West, 801 Nicollet Mall, Minneapolis MN 55402, Attn: Marissa Ulstad, which shall also act as escrow agent pursuant to the terms and conditions of this Agreement.

(f)	Closing Date. The date on which the Closing occurs as provided in Section 10.1 hereof.

(g)	Closing Year. The calendar year in which the Closing occurs.

(h)	Code. The Internal Revenue Code of 1986, as amended.

(i)	Consideration. Defined in Section 4.1.

(j)	Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the later date of signature of the parties set forth on the signature page.

(k)	Deeds. The limited warranty deeds to be executed by Seller, in form reasonably approved by Buyer, Seller, and the Title Company.

(l)	Due Diligence Documents. The documents and information set forth on Exhibit 2, to be provided to Buyer by Seller pursuant to Section 6.1 below.

1

(m)	Environmental Laws. Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including, but not limited to, the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to: (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks or sewage disposal systems; or (iv) otherwise relating to pollution or the protection of human health or the environment.

(n)	Hazardous Substances. All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, including any implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; or any other federal, state, or municipal statute, law or ordinance regulating or otherwise dealing with or affecting materials deemed dangerous or hazardous to human health or the environment; with petroleum and petroleum products including crude oil and any fractions thereof; with asbestos; and with natural gas, synthetic gas, and any mixtures thereof.

(o)	Improvements. The Building and any other buildings, structures, sidewalks, drives, parking lots, landscaping and improvements located upon the Land, including all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

(p)	Land. Fee title absolute or such other specified estate listed on Exhibit 1 in each tract or parcel of land described in Exhibit 1, and all privileges, rights, easements, and appurtenances thereto belonging.

(q)	Leases. Defined in Section 12 below.

(r)	Operating Expenses. Utility charges (including without limitation water, electricity, sewer, gas, and telephone), Taxes, special assessments, operation expenses, maintenance expenses, fees paid or payable under any licenses and permits in respect to the Property, and any other recurring costs or expenses relating or pertaining to the Property.

2

(s)	Personal Property. The personal property owned by Seller and located at the Property (if any), together with all replacements or additions thereto between the Contract Date and the Closing Date.

(t)	Property. All of Seller’s right, title and interest in, to and under the following: (i) the Land; (ii) the Improvements; (iii) the Leases; and (iv) the Personal Property.

(u)	Prorate. The division of income and expenses of the Property between Seller and Buyer based on their respective periods of ownership during the Closing Year and as of 12:01 a.m. local time where the Land is located on the Closing Date.

(v)	Rent. All (i) rent payable by Tenants pursuant to Leases (including without limitation fixed, minimum and base rents, and CAM Payments), (ii) if any, all parking and storage revenue, and (iii) if any, all other income generated by or otherwise derived from the Property.

(w)	Security Deposits. All security deposits under the Leases, including any accrued interest required by the Leases or applicable law, but excluding any such sums that have been properly applied pursuant to applicable law prior to Closing toward Tenant defaults.

(x)	Seller’s Broker. CBRE, Inc., who is representing Seller in this transaction.

(y)	Seller’s Knowledge. Is defined in Section 7.2.

(z)	Service Contracts. All of the service and/or construction contracts that relate or pertain to the Property, or the operation or maintenance thereof, if any.

(aa)	Taxes. All general real estate (including special assessments), ad valorem, sales, and personal property taxes assessed against the Property.

(bb)	Tenants. The tenants under the Leases.

(cc)	Tenant Estoppel Certificates. The estoppel certificates that Seller shall obtain from specified Tenants and deliver to Buyer, as provided in Section 9 hereof.

(dd)	Title Commitments. Commitments for ALTA Owner’s Title Insurance Policies for the Property, issued by Title Company in the full amount of the Consideration, agreeing to insure title to the Property on or after the Contract Date, showing Seller as owner of the Property, and indicating the conditions upon which Title Company will issue full extended coverage over all general title exceptions contained in such policies, and including such endorsements as Buyer may request.

(ee)	Title Company. First American Title Insurance Company, 1900 Midwest Plaza West, 801 Nicollet Mall, Minneapolis MN 55402, Attn: Marissa Ulstad. The parties agree that the Title Company shall issue the Title Commitments and the Title Policies.

3

Section 2.          Agreement to Sell and to Purchase. Subject to and in accordance with the terms, conditions and provisions hereof, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.

Section 3.          Earnest Money.

3.1           Deposit and Disposition. Within 2 business days after the Contract Date, Buyer will deposit with Closing Agent the cash sum of $1,500,000.00 (the “Initial Earnest Money”). The Earnest Money shall be held by Closing Agent until disbursed as set forth in this Agreement. Buyer shall execute and deliver any appropriate W-9 forms requested by Closing Agent. If Buyer acquires the Property, then the Earnest Money shall be paid to Seller and applied as a credit against the Consideration. If all of the conditions precedent set forth in this Agreement are not met or resolved, or if Buyer terminates this Agreement as expressly permitted pursuant to the provisions hereof, then Closing Agent shall return the Earnest Money to Buyer. If all of the conditions precedent set forth in this Agreement have been satisfied or waived by Buyer, and if thereafter Buyer fails to acquire the Property pursuant to the terms of this Agreement, then the Earnest Money shall be delivered to Seller and shall be retained by Seller as liquidated damages. If there is a dispute between Buyer and Seller as to the distribution of the Earnest Money, or if for any other reason Closing Agent in good faith elects not to make any such disbursement, then Closing Agent shall continue to hold the Earnest Money until otherwise directed by written instructions executed both by Seller and Buyer, or by a final judgment of a court of competent jurisdiction. Upon request, Buyer and Seller shall execute Closing Agent’s standard earnest money escrow agreement; provided, however, that if there is any conflict or inconsistency between such escrow agreement and this Agreement, then this Agreement shall control. If Buyer does not terminate this Agreement during the Inspection Period, then Buyer shall deposit an additional amount of $1,500,000.00 (the “Additional Earnest Money”) with Closing Agent within two (2) business days following the Inspection Date. The Initial Earnest Money and the Additional Earnest Money when deposited are collectively referred to in this Agreement as the “Earnest Money”.

3.2           Investments. Following the collection of the Earnest Money, Closing Agent shall, at the written direction of Buyer, invest the Earnest Money in: (a) obligations of the United States government, its agencies or independent departments; (b) certificates of deposit issued by a banking institution with assets in excess of $1 billion and with which Closing Agent has a substantial banking relationship; or (c) either a non-interest bearing account providing F.D.I.C. insurance in the full amount of the Earnest Money, or an interest-bearing account at a banking institution with assets in excess of $1 billion, and with which Closing Agent has a substantial banking relationship. No investment of the Earnest Money shall have a maturity date beyond the Closing Date.

3.3           Independent Contract Consideration. The sum of $100.00 (the “Independent Contract Consideration”) is a non-refundable portion of the Earnest Money as consideration for Buyer's exclusive right to inspect and purchase the Property pursuant to this Agreement and for Seller’s execution, delivery and performance of this Agreement. Any reference in this Agreement to Buyer receiving back the Earnest Money means the Title Company shall return the Earnest Money (less the non-refundable Independent Contract Consideration) to Buyer and deliver the Independent Contract Consideration to Seller.

4

Section 4.          Consideration and Prorations.

4.1          Consideration. The “Consideration” shall be the sum of $81,500,000.00. The parties shall make the prorations and allocations set forth in this section as a credit or debit to the Consideration. The balance of the Consideration shall be paid by Buyer to Seller at Closing by wire transfer of immediately available funds by not later than 12:00 p.m. Central Time. At least ten (10) days prior to Closing, Buyer shall prepare and submit to Seller Buyer’s proposed allocation of the Consideration among individual pieces of Property, which allocation shall be subject to Seller’s reasonable approval.

4.2          Prorations.

(a)	General. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed prior to the Closing Date.

(b)	Rent. The parties shall Prorate all Rent (including without limitation CAM Payments) other than Delinquent Rent (which is defined and covered in Section 4.2(e) below). At Closing, to the extent actually received by Seller prior to Closing, Seller shall pay to Buyer any and all prepaid Rent relating or pertaining to the Property. If Seller receives payment for Rent (other than Delinquent Rent) after Closing, Seller shall immediately pay to Buyer the portion of such payment which relates to the period on and after the Closing Date, and any portion of such payment which relates to the period prior to Closing which was credited to Seller at Closing.

(c)	Taxes. The parties shall Prorate all Taxes due and payable in the Closing Year, on a calendar year basis, utilizing actual final tax bills if available prior to Closing. If final tax bills are not available, the parties shall Prorate Taxes on the basis of the projected Taxes if a projection is available from the applicable taxing authority or, if a projection is not available, on the basis of the most recent final tax bills. Seller shall pay all Taxes for years prior to the Closing Year, and shall upon request furnish evidence of such payment to Title Company. Regarding special assessments, it is the intent of the parties to Prorate any installments of special assessments that are due and payable in the Closing Year, and that Buyer shall be solely responsible for all remaining future installments of any such special assessments. Real property tax refunds and credits received after the Closing which are attributable to Taxes due and payable in years prior to the Closing Year shall belong to Seller. Any such refunds and credits attributable to Taxes due and payable in the Closing Year shall be apportioned between Seller and Buyer as of Closing after deducting the reasonable out-of-pocket expenses of collection thereof. If any tax appeal or certiorari proceedings has not been finally resolved or settled prior to the Closing, and relates to any Taxes due and payable in the years prior to the Closing Year, then Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding; any resulting refunds for years prior to the Closing Year shall belong to Seller, and any refund for the Closing Year shall be apportioned in accordance with the preceding sentence. The apportionment and adjustment obligations set forth in this subsection shall survive the Closing. To the extent that local custom for prorating Taxes in the state in which a Property is located varies from the proration method described above, such local custom shall be applied as to the Property located in that state. For purposes of this Section 4.2(c), all references herein to "due and payable" shall be replaced with "payable" with respect to the Property located in all jurisdictions other than Minnesota.

5

(d)	Operating Expenses and Service Contracts. Except for Taxes, which are covered by Section 4.2(c) above, the parties shall Prorate all Operating Expenses. To the extent not already prorated as Operating Expenses, the parties shall also Prorate amounts paid or payable under the Surviving Service Contracts as defined in Section 6.7 below. The prorations under this subsection shall be based on actual invoices if reasonably possible. If actual invoices are not available in advance of Closing, then the prorations shall be calculated based on Seller's good faith estimates thereof. At least ten (10) days prior to the Closing Date, Seller shall provide to Buyer copies of all utility bills for utilities in Seller's name for the period of January 1, 2015 through June 30, 2015, to the extent that Seller has received utility bills from the utility providers. Buyer shall order final meter readings to be made as of the Closing Date for all utility services serving the Property. Buyer shall coordinate the transfer of all utilities to Buyer effective on the Closing Date. Seller shall pay all utility charges for the Property (excluding any utilities held in the name of any Tenants) through the day preceding the Closing Date. Commencing on the Closing Date, Buyer shall pay all utility charges for the Property (excluding any utilities held in the name of any Tenants).

(e)	Delinquent Rent. For purposes of this Section 4.2, “Delinquent Rent” shall mean any Rent that, under the terms of the applicable Lease, was past due as of the Closing Date and which has not been received in good funds by Seller on or prior to the Closing Date. Delinquent Rent shall not be accrued or prorated at Closing. Any Delinquent Rent that is received by Buyer after the Closing Date shall be paid to Seller within ten (10) days of receipt by Buyer; provided, however, that all Rent collected by Buyer after the Closing Date shall be applied first to payment of all Rent due Buyer from the applicable Tenant with respect to the period from and after the Closing Date, and then after any deduction allowed by this subsection for collection costs, to all Delinquent Rent due to Seller. Following Closing, Buyer shall use good faith commercially reasonable efforts to collect any Delinquent Rent, provided that Buyer shall not be required to commence any legal proceedings or to terminate any Lease. If Buyer commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Buyer is required to remit to Seller, Buyer shall be entitled to deduct and retain a portion of the amount collected which is equal to the prorata share of the reasonable third party expenses incurred by Buyer in connection with the collection of any such Delinquent Rent. Buyer shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller’s written consent (which consent shall not be unreasonably withheld or conditioned).

6

(f)	Tenant Obligations. Notwithstanding anything in this Section 4.2 to the contrary, if any Tenant is obligated under its Lease to directly pay any Operating Expenses (including without limitation Taxes), then said items will not be prorated between the parties.

(g)	Proration Statement. As soon as reasonably possible prior to Closing (but no later than three (3) business days prior to Closing), Seller and Buyer shall work together in good faith to prepare a joint statement of the prorations required by this Section (“Proration Statement”), and shall deliver the Proration Statement to the Closing Agent for use in preparing the final settlement statements.

(h)	Post-Closing Reconciliation. As soon as reasonably possible after Closing, but in no event more than 210 days after Closing, the parties shall work in good faith to complete a reconciliation of all prorations and of Seller’s receipt of CAM Payments (“Reconciliation”). If there is an error on the Proration Statement used at Closing or, if after the actual figures are available as to any items that were estimated on the Proration Statement, then the proration or apportionment shall be adjusted based on the actual amounts. As soon as reasonably possible, but in no event more than 60 days after Closing, Seller shall provide to Buyer an accounting detailing both the CAM Payments actually collected by Seller in the Closing Year, and all of the Operating Expenses attributable to the Closing Year that were actually paid by Seller. As part of the Reconciliation, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, the difference between the actual CAM Payments collected by Seller from each Tenant and that Tenant’s proportionate share of the Operating Expenses for the corresponding period. Either party owing the other party a sum of money based on the Reconciliation shall pay said sum to the other party within 5 business days of the completion of the Reconciliation. Seller and Buyer shall each be responsible for the accounting and validity of billings to Tenants for those Operating Expenses incurred during each of Seller’s and Buyer’s respective periods of ownership of the Property. This subsection shall survive Closing.

4.3          Security Deposits. The Security Deposits shall be assigned to Buyer and shall be a credit to Buyer at Closing. Buyer shall assume responsibility for such assigned Security Deposits and shall indemnify, defend and hold Seller harmless from any loss or damage that Seller suffers due to a claim by Tenant for any such Security Deposits, to the extent that the Security Deposits in dispute were actually credited by Seller to Buyer. Seller shall assign to Buyer at Closing any Security Deposit letters of credit, if any.

4.4          Tenant Estoppel. Upon Buyer’s written request after the Contract Date, Seller shall submit an estoppel certificate (“Tenant Estoppel”), in form reasonably requested and provided by Buyer, to each Tenant identified by Buyer in writing that occupies more than 5,000 rentable square feet of space. Seller shall complete all pertinent lease and tenant specific information in each Tenant Estoppel. Seller shall have no responsibility for the contents of any Tenant Estoppel. Seller shall not be required to incur any out-of-pocket costs to satisfy its obligations under this Section 4.4. Except as set forth in Section 9 below, execution and delivery of a Tenant Estoppel by any Tenant shall not be a condition precedent to Buyer’s obligation to close this transaction. The refusal or otherwise failure of any Tenant to execute and deliver a Tenant Estoppel shall not be a default by Seller under this Agreement.

7

4.5          SNDA. Upon Buyer’s written request, Seller shall submit a Subordination, Nondisturbance and Attornment Agreement (“SNDA”), in form reasonably requested and provided by Buyer, to each Tenant identified by Buyer, and shall request that each such Tenant execute and deliver the SNDA. Before submission to each Tenant, Buyer shall complete all pertinent lease and tenant specific information in each SNDA, provided Seller cooperates with respect thereto. Seller shall have no responsibility for the contents of any SNDA. Seller agrees to cooperate in connection therewith. Seller shall not be required to incur any out-of-pocket costs to satisfy its obligations under this Section 4.5. Execution and delivery of a SNDA by any Tenant leasing more than 5,000 rentable square feet shall be a condition precedent to Buyer’s obligation to close this transaction. The refusal or otherwise failure of any Tenant to execute and deliver a SNDA shall not be a default by Seller under this Agreement.

Section 5.

5.1          Title Commitments. As soon as reasonably possible after the Contract Date, Seller shall coordinate the Title Company’s delivery to Buyer of the Title Commitments, in the amount of the Consideration. The Title Commitments shall show the condition of title to the Land and Improvements, shall name Buyer or Buyer's designee as the proposed insured, and shall include legible copies of all recorded exceptions and covenants, conditions, easements, and restrictions affecting the Property. The Title Commitments shall also contain the conditions upon which the Title Company will issue the owners title insurance policies at Closing pursuant to the Title Commitment (the “Title Policy”). However, this condition shall be deemed satisfied if the Title Policies (or any such endorsements or reinsurance and/or coinsurance) is not issued by reason of Buyer’s failing to satisfy (a) the Title Company’s routine underwriting requirements (including the “written or pre-printed requirements” set forth in the applicable commitment) for issuance thereof, or (b) any other commercially reasonable requirements specified by the Title Company in writing prior to the Inspection Date for issuance thereof.

5.2          New Survey. Seller shall deliver to Buyer, as part of the Due Diligence Documents, a copy of the most recent surveys of the Property in Seller’s possession (the “Existing Survey”). In the event Buyer commissions new surveys of the Property (the “New Survey”), then Seller shall provide all cooperation reasonably requested by Buyer regarding the preparation of the New Surveys. Buyer shall be responsible for all costs associated with the New Surveys. The New Surveys shall be certified to Seller, Buyer, and the Title Company. Seller shall receive a signed original of the final New Surveys as soon as it is available and in any event, at or prior to Closing.

5.3          Title Notice. If the Title Commitments or Existing Surveys disclose matters that are not acceptable to Buyer (“Unpermitted Exceptions”), then Buyer shall notify Seller in writing (the “Title Notice”) of Buyer’s objections within 10 days after Buyer has received both the Title Commitments and the Existing Surveys. In the event that Buyer notifies Seller of any objections within such 10-day period, then Seller shall notify Buyer in writing, within 10 days following the date of receipt of Buyer’s notice of such objections, that either: (a) the Unpermitted Exceptions will be, prior to Closing, removed from the Commitments, insured over by the Title Company pursuant to an endorsement to the Title Policies, or otherwise cured to Buyer’s reasonable satisfaction; or (b) Seller declines to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured. If Seller fails to deliver such written notice to Buyer within such 10-day period, then Seller shall be deemed to have declined to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured. If Seller declines to arrange to remove, insure over, or otherwise cure any of the Unpermitted Exceptions, then Buyer shall elect, through written notice to Seller within 10 days after Buyer’s receipt of Seller’s written declination, to: (a) terminate this Agreement and receive refund of the Earnest Money; or (b) waive such objections and take title subject to the Unpermitted Exceptions that Seller has declined to remove, insure over, or otherwise cure. The Closing Date shall be adjusted, if necessary, to allow for any elections allowed or required by this Section. Notwithstanding anything to the contrary contained herein, Seller agrees to cause all monetary encumbrances (other than non-delinquent property taxes and assessments) to be removed from the Title Commitments at or before Closing.

8

5.4          Pre-Closing “Gap” Title Obligations. Buyer may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title raised by the Title Company after Buyer’s receipt of the initial Title Commitments, or of any material defect shown on the New Surveys that was not disclosed on the Existing Surveys; provided that Buyer must notify the Seller of such objection to title within 10 days of being made aware of the existence of any such new objection. If Buyer sends a Gap Notice to the Seller, Buyer and the Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.3 hereof.

Section 6.          Buyer’s Inspection.

6.1          Document Inspection. Buyer and Seller acknowledge that Buyer (by itself or through such agents, consultants and others as Buyer shall designate) may inspect, test and analyze the Property (provided that any inspections or testing of the Land or Improvements shall be conducted in accordance with Section 6.2 below). Seller will, within 30 days after the Contract Date, deliver to Buyer complete copies of the Due Diligence Documents. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and understands that some of the materials delivered by Seller have been prepared by parties other than Seller or Seller's current property manager. Except as otherwise provided in this Agreement, Seller makes no representation or warranty whatsoever, express or implied, as to the completeness, content, or accuracy of any delivered materials.

6.2          Physical Inspection. Buyer and its consultants and agents shall have the right, from time to time prior to the earlier of the Closing or termination of this Agreement, to enter upon the Property to examine the same and the condition thereof, and to conduct such investigations, inspections, tests and studies as Buyer shall determine to be reasonably necessary. Buyer shall not enter the Property without the prior consent of Seller (not to be unreasonably withheld or delayed), and shall not enter any leased premises without the prior consent of both Seller (not to be unreasonably withheld or delayed) and the Tenant. Buyer agrees to conduct such activities during normal business hours to the extent practicable. Seller agrees to make its property manager(s) available to be interviewed by Buyer. Buyer agrees to pay all costs of such investigations, inspections, tests and studies and to indemnify and hold Seller harmless from and against any claims for injury or death to persons or damage to property arising out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid, which indemnity shall survive the Closing or any termination of this Agreement without the Closing having occurred. Prior to performing any environmental investigation of the Property, Buyer shall notify Seller of the name of the environmental consultant that will conduct the investigation. Buyer shall not have the right to disturb the soil at the Property, or to perform any destructive or invasive testing, without Seller’s prior written consent. In requesting any such consent, Buyer shall provide Seller with a proposed written work plan describing the investigation, the name of the contractor that will perform the investigation, evidence of insurance coverage for the contractor, and in the case of soil testing a site plan showing where the soil will be disturbed. Buyer shall provide Seller, at no cost to Seller, within 10 days following Buyer’s receipt of same, with a complete copy of any reports related to any such environmental, soil, or destructive/invasive testing. Neither Buyer nor any of Buyer’s consultants shall release or report the findings of any tests to any state or federal agency or other party without Seller’s prior written consent, unless Buyer's failure to so release a report or findings shall be a breach of applicable law which will expose Buyer to criminal or material civil sanctions.

9

6.3          Inspection Period. Buyer shall have until that date which is 45 days after the date on which Buyer receives the Due Diligence Certification from Seller (the 45th day being the “Inspection Date”) in which to make such investigations, inspections, tests and studies permitted herein with respect to the Property, the Due Diligence Documents, and any other thing or matter relating to the Property as Buyer reasonably deems appropriate, and, at the sole discretion of Buyer, to terminate this Agreement on or before such Inspection Date if Buyer is not, for any reason or for no reason, satisfied with the Property. The 45-day inspection period shall not commence until Buyer receives Seller’s written certification that Seller has provided Buyer with all of the Due Diligence Documents and in fact Seller has so provided the same to Buyer (the “Due Diligence Certification”). If Buyer terminates this Agreement on or before the Inspection Date, then the Earnest Money shall be returned to Buyer and neither party shall have any further obligation to the other except as to provisions herein which are to survive termination.

6.4          Liability Insurance. Buyer agrees that it will cause it and any person accessing the Property for purposes of this inspection to be covered by not less than $2,000,000 commercial general liability insurance (with, in the case of Buyer’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access, and providing that Seller and its affiliates are additional insureds, issued by a licensed insurance company authorized to do business in each state in which a Property is located and otherwise reasonably acceptable to Seller.

6.5          Indemnity. Buyer agrees to indemnify, defend and hold harmless Seller and its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any actually incurred loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs (collectively, “Damages”), to the extent resulting from the exercise by Buyer or its employees, consultants, agents or representatives of the right of access under this Agreement (provided that for the avoidance of doubt, Damages shall not be deemed to have arisen from or in connection with any such access or inspection to the extent resulting from a pre-existing condition, unless exacerbated or adversely affected by Buyer or any of its employees, consultants, agents, prospective lenders (and their consultants) or representatives, and, in such case, only to the extent so exacerbated). The indemnity in this subsection shall survive the Closing or any termination of this Agreement.

6.6          Restoration. Buyer agrees at its own expense to promptly repair or restore the Property, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property. The obligations set forth in this subsection shall survive the Closing or any termination of this Agreement.

10

6.7          Surviving Service Contracts. On or before the Inspection Date, Buyer shall provide written notice to Seller identifying the Service Contracts that Buyer wishes to have terminated at or before Closing. If Seller declines to terminate any of the Service Contracts designated by Buyer for termination, then Seller shall provide Buyer, within 5 business days of receiving Buyer’s notice, with written notice of the Service Contracts that Seller declines to have terminated. If Seller declines to terminate any of the Service Contracts, then Buyer may elect, through written notice to Seller within 5 business days after Buyer’s receipt of Seller’s notice, to terminate this Agreement and receive refund of the Earnest Money. If Buyer does not elect to terminate this Agreement, then Buyer shall be deemed to have accepted the Service Contracts that Seller declined to terminate. If this Agreement is not terminated, Seller shall terminate any Service Contract not accepted or deemed accepted by Buyer, at Seller’s sole cost and expense, effective on or before the Closing Date. The Service Contracts that are not to be terminated pursuant to this Section shall be herein referred to as the “Surviving Service Contracts.” Without limiting the foregoing, Seller agrees to terminate (effective on or before the Closing), (i) any Service Contracts that Buyer requests Seller to terminate so long as they are terminable on 30 days notice, without penalty, and (ii) any property management and/or listing agreements that Buyer requests be terminated.

6.8          Confidentiality. Buyer agrees to maintain in confidence the information contained in the Due Diligence Documents (the “Transaction Information”). Buyer shall not disclose any portion of the Transaction Information to any person or entity and shall maintain the Transaction Information in the strictest confidence; provided, however, that Buyer may disclose the Transaction Information: (a) to Buyer’s agents, employees, attorneys, accountants, investors and lenders to the extent that such agents reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Buyer; (b) to the extent required by any governmental authority; (c) to the extent required by any applicable statute, law, or regulation; and (d) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Buyer agrees that the Transaction Information shall be used solely for purposes of evaluating the acquisition and potential ownership and operation of the Property. In the event this Agreement is terminated for any reason whatsoever, Buyer shall promptly return to Seller the Due Diligence Documents. The undertakings of Buyer pursuant to this Section shall survive the termination of this Agreement, but shall terminate upon Closing if this transaction closes.

Section 7.          Seller’s Representations, Warranties and Covenants.

7.1.        Seller’s Representations, Warranties and Covenants. In addition to any other express representations, warranties and covenants provided by Seller to Buyer elsewhere in this Agreement, Seller represents, warrants and covenants to Buyer as of the Contract Date:

7.1.1. Leases. The Leases made available to Buyer as part of the Due Diligence Documents pursuant to Section 6.1 hereof are complete and accurate copies of all of the Leases currently in effect with respect to the Property, and there are no written or oral promises, understandings or commitments with Tenants other than as set forth in such Leases as delivered to Buyer. The Rent Roll(s) delivered to Buyer as part of the Due Diligence Documents is complete and accurate. Except as disclosed to Buyer as part of the Due Diligence Documents, (i) there are no outstanding leasing commissions, free rent or tenant improvements costs that shall be owing by Seller as of Closing, and (ii) there are no defaults under any of the Leases. Not later than ten (10) days prior to Closing, Seller shall provide Buyer with Exhibit 7.1.1 showing leasing commissions, tenant improvement allowances or other leasing costs outstanding with respect to any tenants under the Existing Leases or which may become due or payable after the Closing Date.

7.1.2. Service Contracts. The Service Contracts made available to Buyer as part of the Due Diligence Documents pursuant to Section 6.1 hereof are complete and accurate copies of all of the Service Contracts currently in effect with respect to the Property. There are no maintenance or other service contracts with third parties other than the Service Contracts. Except as disclosed to Buyer as part of the Due Diligence Documents, to the best of Seller’s knowledge, there are no defaults under any of the Service Contracts.

11

7.1.3. Authority. Seller is formed pursuant to, and in good standing under, the laws of the State of North Dakota. Seller is authorized to own and operate real estate in the State in which the Land is located. Seller is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation. This Agreement and all exhibits and documents to be delivered by Seller pursuant to this Agreement have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms. Seller has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Seller; (ii) any material instrument, contract, or other agreement to which Seller is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

7.1.4. Environmental Matters. To the best of Seller’s knowledge, without investigation, except as disclosed in any of the Due Diligence Documents: (i) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws by Seller or by any Tenants; (ii) there are no underground tanks or any other underground storage facilities located on the Property; and (iii) there are no wells or private sewage disposal or treatment facilities located on the Property. Seller has not received written notice of any violation of any Environmental Laws with respect to the Property.

7.1.5. Non-Foreign Status. Seller is not a “foreign person” as that term is defined in the Code and the regulations promulgated pursuant thereto.

7.1.6. Anti-Terrorism Laws. Neither Seller, nor any of its affiliated entities, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56. Neither Seller nor, to the knowledge of Seller, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following: (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. Neither Seller nor, to the knowledge of Seller, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property: (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

12

7.1.7. Governmental Matters. Seller has not received written notice from any governmental body having jurisdiction over the Property of: (a) any pending or contemplated annexation or condemnation proceedings, or purchase in lieu of the same, affecting or which may affect all or any part of the Property; (b) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property; (c) any uncured violation of any legal requirement, restriction, condition, covenant or agreement affecting the Property or the use, operation, maintenance or management of the Property; (d) any uncured violations of laws, codes or ordinances affecting the Property; or (e) any violation of the terms of any permit required for the operation of the Property as presently operated.

7.1.8. Litigation. To Seller’s knowledge, except as disclosed in any of the Due Diligence Documents, there is no existing or threatened controversy, investigation, complaint, protest, proceeding, suit, litigation or claim relating to the Property or any part thereof, or relating to Seller, which might adversely affect the Property.

7.1.9. No Bankruptcy. Seller: (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its property or affiliates, if any; and (d) none of the foregoing are pending or threatened.

7.1.10. Other Rights. Other than Buyer and other than as set forth in the Leases, to Seller's knowledge, no person or entity has been granted by Seller an option to purchase, right of first refusal or first offer to purchase, or similar rights with respect to the Property that is now outstanding or which would survive the Closing and to Seller’s actual knowledge, no such rights to purchase the Property exist in favor of any third party.

7.1.11. Due Diligence Materials. Seller has delivered to (or made available for review by) Buyer true, correct and complete copies of all Due Diligence Documents in Seller’s actual possession relating to the Property.

7.2.         All references in this Section 7 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to "Seller's knowledge" or "to the best of Seller’s knowledge" and words of similar import shall refer solely to facts within the current, actual knowledge of Richard Kvanbeck or Charles Greenberg (each a “Designated Employee” and collectively, the "Designated Employees"), without independent inquiry or investigation, and without any actual or implied duty to inquire or investigate, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or of any affiliate of Seller, or of any other employee, officer, director, shareholder, manager, agent, or representative of Seller, or any affiliate thereof, or to impose upon said Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller represents that the Designated Employees are the individuals on behalf of Seller that are most knowledgeable regarding the matters which are the subject of the foregoing representations. Notwithstanding anything expressed or implied herein, the Designated Employees are acting for and on behalf of Seller, and are in no manner expressly or impliedly making any representations or warranties in an individual capacity. Nothing expressed or implied herein shall be deemed to create any personal liability on the Designated Employees for any obligations, liabilities or other agreements of Seller contained herein.

13

7.3.         If Seller learns that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, then Seller shall promptly notify Buyer in writing of such change. The Closing Date shall be automatically extended for 10 days in order to allow Seller to cure such change. If Seller cures such change, then this Agreement shall proceed to Closing. If Seller does not cure such change, then Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer elects option (b) in the preceding sentence, then the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations, warranties and covenants contained in this Section shall survive Closing for a period of 12 months.

7.4.         Seller shall have no liability to Buyer by reason of a breach or default of any of Seller's representations, unless Buyer shall have given to Seller written notice ("Warranty Notice") of such breach or default within 12 months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer's Warranty Notice (not to exceed 60 days). No claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $75,000.00, in which event the full amount of such claims shall be actionable. In no event shall the aggregate liability of Seller to Buyer by reason of a breach or default of one or more of Seller's representations exceed two and one half percent (2.5%) of the Consideration for the entire portfolio; provided, however, if such claim relates to a breach relating to an individual Property, Seller’s liability shall not exceed the amount that is the allocated purchase price of such Property as set forth on the allocation described in Section 4.1. Seller's liability shall be limited to actual damages and shall not include consequential, special or punitive damages. Any litigation with respect to any representation must be commenced within 60 days from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default. Any proceeding or litigation based upon a claim of fraud, misrepresentation or similar theory shall be commenced by Buyer within 12 months of the Closing Date (plus the period of time provided to Seller to cure the same, if curable) and, if appropriate proceedings are not commenced within such time period, Buyer shall be deemed to have waived any such claim.

7.5.         No shareholder, officer, employee or agent of or consultant to, or of, Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets, or the property or assets of Seller for the satisfaction of any claims hereunder or in connection with the affairs of Seller. Furthermore, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds or awards thereof. Buyer shall have no recourse against any other property or assets of Seller, the general account of Seller, any separate account of Seller, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitration award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. Except as otherwise expressly set forth in this subsection, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise. Buyer shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof. The provisions of this Section shall survive the termination of this Agreement.

14

Section 8.          Buyer’s Representations, Warranties and Covenants. Buyer represents and warrants that, as of the Contract Date:

8.1.         Buyer is a validly formed entity under the laws of the state in which it was formed, is in good standing in said state, and is duly authorized to do all things required of it under or in connection with this Agreement. At Closing, Buyer will be qualified to do business in all states in which the Land is located, and to own and operate real estate in all such states.

8.2.         Buyer is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation.

8.3.         This Agreement and all exhibits and documents to be delivered by Buyer pursuant to this Agreement have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms. Buyer has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Buyer; (ii) any material instrument, contract, or other agreement to which Buyer is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

8.4.         Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974.

8.5.         Anti-Terrorism Laws. Neither Buyer, nor any of its affiliated entities, is in violation of any of the Anti-Terrorism Laws, including the Executive Order and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56. Neither Buyer nor, to the knowledge of Buyer, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following: (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list. Neither Buyer nor, to the knowledge of Buyer, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property: (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

15

Section 9.          Conditions to Closing. Buyer’s obligation to proceed to Closing under this Agreement is subject to: (a) Seller having made all deliveries as required by Section 10.4 below and having performed in all material respects all of its other obligations under this Agreement; (b) all representations and warranties made by Seller under this Agreement being true and correct in all material respects as of the Closing; (c) the Title Company being committed to issue the Title Policy at the Closing; and (d) Buyer having received a fully completed and properly signed Tenant Estoppel Certificate, in the general form attached hereto as Exhibit 9, from each Tenant identified by Buyer in writing that occupies or leases more than 5,000 rentable square feet of space provided that Seller shall have the right, in lieu of delivering an executed Tenant Estoppel Certificate from any Tenant leasing more than 5,000 rentable square feet, to provide a seller estoppel certificate, in the same form as the form of Tenant Estoppel Certificate, from such Tenant(s) (so long as the total of said seller estoppel certificates does not represent Tenants leasing collectively more than 15% of the total rentable square footage leased by all of the Tenants that lease more than 5,000 rentable square feet; and further provided that the limitations set forth in Section 7.4 above shall not apply with respect to such seller estoppels). Seller’s obligation to proceed to Closing under this Agreement is subject to (i) Buyer having made all deliveries as required by Section 10.5 below and having performed in all material respects all of its obligations under this Agreement; and (ii) all representations and warranties made by Buyer under this Agreement being true and correct in all material respects as of the Closing.

Section 10.         Closing.

10.1         Time and Place. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held on a mutually agreeable business day (the “Closing” or “Closing Date”) that is within 15 business days after the Inspection Date. If Closing has not occurred within 90 days after the Inspection Date, for any reason other than Seller’s material default under this Agreement, then Seller in its sole discretion may at any time thereafter terminate this Agreement in accordance with all applicable laws. Closing shall occur through a mail escrow style closing with the Closing Agent.

10.2	Buyer’s Costs. Buyer shall pay:

(a)	One-half of all escrow and closing agent charges.

(b)	The cost of preparation of the Title Commitments.

(c)	The premiums and other costs of the Title Policies (including any coverages or endorsements required by Buyer or Buyer’s lender).

(d)	All recording and filing charges in connection with the Deeds.

(e)	The cost of preparation of the New Surveys.

(f)	All costs and expenses associated with Buyer’s due diligence.

16

(g)	Its own attorneys.

10.3	Seller’s Costs. Seller shall pay:

(a)	One-half of all escrow and closing agent charges.

(b)	The cost of preparation and recording of all documents (other than the Deeds) reasonably necessary to place record title in the condition warranted by Seller in this Agreement (including the cost of any curative endorsements).

(c)	Any form of deed tax or transfer tax and/or excise tax imposed by any state or federal entity by virtue of the sale of the Property, or recording of the Deeds, to Buyer.

(d)	Its own attorneys.

10.4         Seller’s Closing Deliveries. Seller shall obtain and deliver to Buyer at the Closing the following documents (all of which shall be duly executed and, if required for recording, acknowledged, which documents Buyer agrees to execute and acknowledge where required):

(a)	The Deeds, conveying to Buyer all of Seller’s right, title and interest in and to the Property, subject only to: (i) non-delinquent real property taxes and all assessments and unpaid installments thereof, in each case, which are not delinquent; (ii) the Leases and other agreements entered into pursuant to the terms of this Agreement; (iii) any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Buyer prior to or as of the Closing; (iv) all exceptions (including printed exceptions, other than printed exceptions to the extent such matters are removed by delivery of Seller’s Title Affidavits) to title contained or disclosed in the Title Commitments other than the Unpermitted Exceptions identified within time periods allowed under this Agreement and not thereafter waived or deemed waived by Buyer; and (v) all matters, rights and interests that would be discovered by a thorough inspection or professional survey of the Property.

(b)	A General Assignment and Assumption Agreement in the form attached as Exhibit 10.4(b) hereto for each Property.

(c)	A Non-Foreign Certificate in the form attached as Exhibit 10.4(c) hereto.

(d)	If there is any Personal Property being conveyed to Buyer, a Bill of Sale in the form attached as Exhibit 10.4(d) hereto for each Property.

(e)	Written notices to Tenants and vendors under Service Contracts as to change of ownership of the Property, provided that such written notices are prepared by Buyer and are reasonably approved by Seller in advance.

(f)	Such further documents as Buyer or the Title Company may reasonably request to carry out the provisions of this Agreement.

17

(g)	An executed settlement statement reflecting the prorations and adjustments required under this Agreement.

(h)	All of the keys to any door or lock on the Property and any security codes;

10.5	Buyer’s Closing Deliveries. Buyer shall deliver to Seller at Closing:

(a)	The Consideration, as prorated and allocated pursuant to this Agreement.

(b)	An executed settlement statement reflecting the prorations and adjustments required under this Agreement.

(c)	Any additional tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Seller or the Title Company to consummate the transaction contemplated by this Agreement.

(d)	Such further documents as Seller or the Title Company may reasonably request to carry out the provisions of this Agreement.

Section 11.         General Indemnification. Subject to the express provisions of this Agreement, Buyer agrees to indemnify, to defend, and to hold Seller harmless from all claims, demands, causes of action, and suit or suits of any nature whatsoever arising out of or relating to its ownership and/or operation of the Property after the Closing and any and all activities relating thereto.

Subject to Section 17 and subject to the other limitations on Seller’s post-closing liability under this Agreement, Seller (i) assumes the obligation for the performance of all of the obligations of Seller under the Leases and Service Agreements in respect of the period prior to the Closing Date, and responsibility for third party claims arising against Seller prior to the Closing Date (the "Seller’s Obligations"), and (ii) indemnifies, defends and holds harmless Buyer from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Seller’s Obligations. As used in the preceding sentence, “third party claims” excludes claims raised by Buyer, any entity or person affiliated with or related to Buyer in any way, and claims raised by any governmental or quasi-governmental entity related to the Property.

18

Section 12.         Operations Pending Closing. Seller, at its expense, shall use reasonable efforts to operate the Property until the Closing Date or until the termination of this Agreement, whichever is earlier, in accordance with Seller’s past practices. For purposes of this Agreement: (i) the term “Existing Leases” shall mean each of the leases of space then in effect or affecting the Property as of the Contract Date; (ii) the term “New Leases” shall mean any lease of space affecting the Property entered into after the Contract Date in accordance with the terms of this Agreement; and (iii) the term “Lease” or “Leases” shall mean Existing Leases and New Leases collectively. Except as specifically set forth below in this paragraph, Seller may enter into New Leases and renewals, extensions, cancellations or other modifications to Leases (collectively, “Modifications”), subject to Buyer's right to review and approve each New Lease or Modification in advance (excepting modifications embodying solely a tenant's exercise of an existing right to renew, extend or cancel; provided, however, Seller shall remain responsible to provide Buyer with written notice of the timing and terms of any such exercise), and, in addition, Seller may enforce its remedies under any Lease in which the tenant is in default, subject to Buyer's right to review in advance Seller's proposed termination of any Lease to remedy a default thereunder. Buyer's approval of each New Lease or Modification shall also constitute Buyer's agreement to pay its prorata share of all reasonable leasing commissions and charges, if any, related to the New Lease or Modification, and the cost of any reasonable tenant improvements and capital improvements to be constructed or installed for the tenant under the New Lease or Modification, and the value of any reasonable “free rent” periods under the New Lease or Modification. Such prorata share shall be based on a fraction, the denominator of which shall be the number of days in the lease term of such Lease and the numerator of which shall be the number of days in such lease term excluding any days during the lease term that elapse before the Closing Date. To the extent any such commissions, tenant improvement costs, capital improvement costs or provisions of free rent are paid by Seller prior to Closing, Buyer will reimburse Seller at Closing, but only up to the Buyer's prorata share of such costs and amounts in connection with the New Lease or Modification approved by Buyer and, to the extent such are payable after the Closing, Seller shall credit Buyer at the Closing but only up to the Seller’s prorata share of such costs and amounts in connection with the New Lease or Modification. Any New Lease or Modification provided to Buyer for review, and any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, not approved by Buyer in writing within 5 business days after Buyer's receipt of the New Lease or Modification or notice of the proposed termination shall be conclusively considered to have been approved by Buyer. If prior to the expiration of the Inspection Period, Buyer, for any reason, timely rejects or disapproves of any proposed New Lease or Modification, or any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, and if Seller nevertheless enters into such New Lease or Modification or terminates such Lease by reason of a tenant default (as Seller shall be free to do in its sole and absolute discretion prior to the expiration of the Inspection Period), Buyer shall have the right, on or prior to the later to occur of (i) the date 3 business days after its receipt of written notice that Seller has entered into such transaction, or (ii) the expiration of the Inspection Period, to elect in writing to terminate this transaction and receive a refund of the Earnest Money. If Buyer does not elect to terminate the transaction in accordance with the preceding sentence, then Buyer is deemed to have approved the New Lease or Modification, or lease termination. If, after the expiration of the Inspection Period, Buyer, in its reasonable discretion, timely rejects or disapproves any proposed New Lease or Modification or any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, Seller shall not enter into such New Lease or Modification or carry out such termination except in the event of a default by Buyer hereunder. Seller shall have the right to enter into new Service Contracts or modify existing Service Contracts without Buyer’s consent, provided such new or modified Service Contracts can be (and are) terminated on or before the Closing Date. Without limiting the foregoing, Seller shall be solely responsible for all outstanding leasing commissions, tenant improvement/capital improvement costs, as well as any "free rent" under any of the Existing Leases which is applicable to the period following the Closing Date (collectively, the "Existing Tenant Inducement Costs") (and Buyer shall be provided a credit at Closing on account thereof), unless such Existing Tenant Inducement Costs were specifically disclosed to Buyer in writing as part of the 180-page offering memorandum prepared by CBRE.

Section 13.         Default and Remedies.

13.1         Seller’s Default. Should Seller breach any of Seller’s covenants, representations, or warranties contained in this Agreement, Buyer may, upon 30 days written notice to Seller, and provided such breach or failure is not cured within such 30-day period:

19

(a)	terminate this Agreement in accordance with applicable laws, without further liability on Buyer’s part and in such event Buyer shall be entitled to a return of the Earnest Money and shall have no further liability hereunder. If the default by Seller is in the nature of a willful breach (a “Willful Breach”) of this Agreement by Seller, Buyer shall be entitled to recover Buyer's out-of-pocket costs incurred in connection with this transaction, not to exceed $300,000.00 in the aggregate; and/or

(b)	enforce specific performance of this Agreement, provided such action is commenced within 120 days after the date of Buyer’s written notice to Seller pursuant to this Section.

13.2         Buyer’s Default. In the event Buyer defaults in its obligations to close the purchase of the Property, or in the event Buyer otherwise defaults hereunder prior to Closing, then (i) Seller shall receive the Earnest Money as fixed and liquidated damages, this Agreement shall terminate in accordance with all applicable laws, and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Agreement and (ii) Buyer shall immediately direct the Title Company to pay the Earnest Money to Seller. Seller shall have no other remedy for any pre-Closing default by Buyer, including any right to damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT: (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND DOES CONSTITUTE VALID LIQUIDATED DAMAGES. All of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Buyer pursuant to Sections 6.2, 6.5, 8, 13.3, or 18.3, or pursuant to any covenant, agreement, indemnity, representation or warranty of Buyer that survives the Closing or the termination of this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, IF BUYER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE EARNEST MONEY TO SELLER IF REQUIRED BY CLOSING AGENT (EACH A “BUYER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION FROM BRINGING AN ACTION AGAINST BUYER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY BUYER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN. NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT BUYER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED BELOW. NOTWITHSTANDING THE FOREGOING, BUYER MAY FILE A LIS PENDENS TO THE EXTENT NECESSARY TO PRESERVE A CLAIM FOR SPECIFIC PERFORMANCE.

20

13.3         Attorneys’ Fees to Prevailing Party. In the event of any litigation between the parties hereto under any of the provisions of this Agreement, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in such litigation. The parties agree that the court presiding over the litigation shall determine whether a party is a “prevailing party,” and shall determine the reasonable amount of attorney’s fees and costs recoverable. The parties agree that the amount of attorneys’ fees and costs which may be awarded must bear a reasonable relationship to, and must be limited by the court to a reasonable amount in view of, the amount recovered by the prevailing party in such matter.

Section 14.         Condemnation. If, between the Contract Date and the Closing Date, any condemnation or eminent domain proceedings are initiated or threatened that might result in the taking of any part of the Improvements or the Land or access to the Land from adjacent roadways, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on the part of Buyer, in which event this Agreement shall terminate all rights and obligations of the parties hereunder shall cease and the Earnest Money shall be returned to Buyer. If this Agreement is not terminated, then Seller shall assign to Buyer all of Seller’s right, title, and interest in and to any award pertaining to the Property made in connection with such condemnation or eminent domain proceedings. Buyer shall notify Seller within 15 days after its receipt of written notice from Seller of such condemnation or eminent domain proceeding, whether it elects to exercise its right to terminate. If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election not to terminate this Agreement as aforesaid. The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 15.         Damage or Destruction. Seller shall bear all risk of loss to the Property until the Closing Date. If, between the Contract Date and the Closing Date, all or any portion of the Property is damaged or destroyed by fire or other casualty and the cost to repair and restore the Property is more than $2,500,000.00, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on Buyer’s part, in which event all rights and obligations of the parties hereunder shall cease and the Earnest Money will be returned to Buyer. If either this Agreement is not terminable in accordance with the foregoing, or is terminable but is not terminated, then Seller shall, upon Closing, assign to Buyer all of Seller’s right, title, and interest in and to any insurance proceeds, including without limitation any rent loss insurance proceeds (except for proceeds for rent losses prior to Closing), payable as a result of such damage or destruction, plus Seller shall pay to Buyer the amount of any uninsured casualty or deductible losses under such insurance policies and at Closing shall have no further repair or restoration obligations. Seller shall advise Buyer regarding the insurance policies covering such damage or destruction and the probable amount of any insurance proceeds payable as a result of such damage or destruction. Buyer shall notify Seller within 15 days after receipt of written notice from Seller of such damage or destruction of its election. If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election not to terminate this Agreement as aforesaid. The Closing Date shall be adjusted, if necessary, to allow for such election.

21

Section 16.         Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, or by electronic “email” transfer (conditioned on delivery of a copy of such notice by nationally-recognized overnight express delivery service, which notice shall be deposited for delivery within one business day after delivery of such electronic “email” transfer) to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

BUYER:	c/o Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn: Cary Kleinman
Telephone: 213-830-6316
Email: ckleinman@oaktreecapital.com

c/o Glenborough LLC
400 South El Camino Real, Ste. 1100
San Mateo, CA 94402
Attn: Alan Shapiro
Telephone: 650-581-7606
Email: alan.shapiro@glenborough.com

with a copy to:	Elkins Kalt Weintraub Reuben Gartside LLP
Attn: Scott M. Kalt, Esq.
2049 Century Park East, Suite 2700
Los Angeles, CA 90067
Telephone: (310) 746-4402
Email: skalt@elkinskalt.com

SELLER:	IRET Properties, a North Dakota Limited Partnership
Attn: General Counsel
1400 31st Avenue SW, Suite 60 (overnight delivery)
Minot, ND 58701
Telephone: (701) 837-4738
Email: mabosh@iret.com

with a copy to:	Stinson Leonard Street LLP
Attn: Alan W. Van Dellen, Esq.
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
Telephone: (612) 335-1949
Email: alan.vandellen@stinsonleonard.com

CLOSING AGENT:	First American Title Insurance Company
1900 Midwest Plaza West
801 Nicollet Mall
Minneapolis MN 55402
Attn: Marissa Ulstad
Telephone: (612) 305-2000
Email: mulstad@firstam.com

22

Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a business day, (b) as of the next business day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, or (c) as of the date of email transmission, if properly transmitted by email prior to 5:00 p.m. Central on a business day. If a notice is hand delivered or transmitted by email after 5:00 p.m. Central on a business day, then any such notice shall be deemed received as of the next business day.

Section 17.         Condition of Property.

17.1.       No Warranties. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY HAS BEEN PURCHASED BY BUYER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

17.2.       Change of Conditions. Buyer shall accept the Property at Closing in the same condition as the Property is as of the Contract Date, as such condition shall have changed by reason of wear and tear and natural deterioration and, subject to Sections 14 and 15 hereof, condemnation or damage by fire or other casualty. Without limiting the generality of the foregoing, Buyer specifically acknowledges that the fact that any portion of the Property may not be in working order or condition at the Closing Date by reason of wear and tear and natural deterioration or damage by fire or other casualty, or by reason of its present condition, shall not relieve Buyer of its obligation to complete closing under this Agreement and pay the full Consideration. Subject to Seller's obligations under Section 12 above, Seller has no obligation to make any repairs or replacements required by reason of wear and tear and natural deterioration or condemnation or fire or other casualty, but may, at its option and its cost (including the use of insurance proceeds as herein provided), make any such repairs and replacements prior to the Closing Date.

23

17.3.       Condition of Delivery. Seller has no obligation to deliver the Property in a "broom clean" condition, and at Closing Seller may leave in the Property all items of personal property and equipment, partitions and debris as are now presently therein and as would accumulate in the normal course of operating and maintaining the Property.

17.4.       Release. WITHOUT LIMITING THE PROVISIONS OF SECTION 17.1 ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER'S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS"), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1), WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1) OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER'S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER'S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO (i) ANY FRAUD BY SELLER; (ii) ANY THIRD PARTY LIABILITY CLAIMS; (iii) THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR (iv) ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING. BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 17.4 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

24

17.5.       Effect of Disclaimers. Buyer acknowledges and agrees that the Consideration has been negotiated to take into account that the Property is being sold subject to the provisions of this Section 17 and that Seller would have charged a higher purchase price if the provisions in this Section 17 were not agreed upon by Buyer.

Section 18.         Miscellaneous.

18.1. Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2. Assignment. Neither Buyer nor Seller shall assign any of their rights hereunder without the prior written consent of the other. Notwithstanding anything herein to the contrary, upon advance written notice to Seller and the Closing Agent, but without the prior written consent of the Seller, Buyer may assign all of its rights hereunder to one or more entities in which Oaktree Capital Management, L.P. and/or Glenborough LLC (or affiliates of either party) has a direct ownership interest of at least 51%. Buyer acknowledges and agrees that an assignment to such an entity under this Section 18.2 will not release Buyer from any liability or obligation under this Agreement, and that Buyer shall remain liable to Seller after such assignment as a principal and not as a surety or guarantor.

18.3. Brokers. Buyer and Seller each warrant and represent to the other that such representing and warranting party has not employed or made any commitment to a broker or agent (including without limitation any real estate or securities broker, agent, dealer, or salesperson) in connection with the transaction contemplated hereby, except for Buyer’s Broker and Seller’s Broker. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the indemnifying parties’ representation herein being untrue. Seller shall be responsible for the payment of any resulting fee or expenses relating to the Seller’s Broker. Buyer shall be responsible for the payment of any resulting fee or expenses relating to the Buyer’s Broker.

18.4. No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof, except the Closing of this Agreement shall constitute waiver of all conditions to Closing except to the extent otherwise agreed in writing at Closing.

18.5. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

25

18.6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.7. Amendments. No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.8. Possession. Possession of the Property shall be given by Seller to Buyer at Closing.

18.9. Date for Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regular business day.

18.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.11. Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.12. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.13. Survival. Except as otherwise expressly provided herein, neither this Agreement nor any provision contained herein shall be cancelled or merged with any deed or other instrument on, as of, at or by reason of the Closing, and the covenants and obligations of the parties shall survive the Closing.

18.14. Further Assurances. After the Closing, Buyer and Seller shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) such instruments and take such other actions as may be reasonably necessary or advisable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate, or other instrument delivered pursuant thereto.

18.15. Seller 1031 Exchange. Buyer agrees to cooperate with Seller for the purpose of a possible tax deferred exchange by Seller pursuant to Section 1031 of the Code. Buyer shall not incur any additional liability or financial obligation as a consequence of Seller’s possible exchange, and Seller agrees to indemnify and hold Buyer harmless from any liability that may arise from Buyer’s participation therein.

26

18.16. Exhibits. Attached hereto and forming an integral part of this Agreement are multiple exhibits, all of which are hereby incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

18.17. Waiver of Jury Trial. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY THE OTHER PARTY AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

18.18. Exclusivity. Seller agrees not to solicit offers to purchase from other prospective purchasers or negotiate with other prospective purchasers unless this Agreement is terminated in accordance with the terms contained herein.

Section 19.         Closing Agent Duties and Disputes.

19.1         Other Duties of Closing Agent. Closing Agent shall not be bound in any way by any other agreement or contract between Seller and Buyer, whether or not Closing Agent has knowledge thereof. Closing Agent’s only duties and responsibilities with respect to the Earnest Money shall be to hold, in trust, the Earnest Money and other documents delivered to it as agent and to dispose of the Earnest Money and such documents in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Closing Agent shall have no responsibility to protect the Earnest Money and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Earnest Money or for any diminution in value of the Earnest Money from any cause, other than Closing Agent’s gross negligence or willful misconduct. Closing Agent may, at the expense of Seller and Buyer, consult with counsel and accountants in connection with its duties under this Agreement. Closing Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants. Closing Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Closing Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Closing Agent.

27

19.2         Disputes. Closing Agent is acting as a stakeholder only with respect to the Earnest Money. If, after the Inspection Date, there is any dispute as to whether Closing Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Closing Agent shall not make any delivery, but shall hold the Earnest Money until receipt by Closing Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Earnest Money, or, in the absence of authorization, Closing Agent shall hold the Earnest Money until the final determination of the rights of the parties in an appropriate proceeding. Closing Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If written authorization is not given, or proceedings for a determination are not begun, within 30 days after the date scheduled for the closing of title and diligently continued, Closing Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Earnest Money with a court of the State of Minnesota pending a determination. Closing Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Closing Agent, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in the manner provided in this Agreement, Closing Agent shall have no further liability hereunder. In no event shall Closing Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Buyer in connection with the Earnest Money.

19.3         Reports. Closing Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement. This provision shall survive the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

[signature pages to follow]

28

SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP
By: IRET, Inc., a North Dakota corporation, its General Partner

By:	/s/ Timothy P. Mihalick

Print Name:	Timothy P. Mihalick

Print Title:	President

By:	/s/ Michael A. Bosh

Print Name: Michael A. Bosh
Print Title: Executive Vice President

Date:	June 25, 2015

BUYER:

GLENBOROUGH LLC,
as agent on behalf of a joint venture between
Glenborough and Oaktree Capital Management, L.P.

By:	/s/ G. Lee Burns

Print Name:	G. Lee Burns

Print Title:	Senior Vice President

Date:

29

CONSENT AND AGREEMENT OF CLOSING AGENT

The undersigned Closing Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Closing Agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Closing Agent.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Marissa Ulstad
Marissa Ulstad
[Print Name]

	Its:	Senior Escrow Officer/Counsel
Title

30

Exhibit 1

Legal Description of Land

1.	Burnsville 1 Strip Center, Burnsville, MN

PARCEL A

Lot 1, Block 2, James Plaza, according to the recorded plat thereof, Dakota County, Minnesota.

Dakota County, Minnesota

Abstract Property

PARCEL B

That part of Lots 12 and 13 of Block 1 of Knollwood Acres, City of Rochester, Olmsted County, Minnesota, described as follows: Beginning at the Southeast corner of said Lot 13, Block 1; thence Northwesterly along the Easterly line of Lots 13 and 12 to the Northeast corner of Lot 12, Block 1 of said Knollwood Acres a distance of 129.74 feet; thence Westerly along the Northerly line of said Lot 12 a distance of 143.47 feet; thence Southerly 128.60 feet measured (described as 129.2 feet in Warranty Deed of October 5, 1972) to a point on the Southerly line of Lot 13 of said Block 1 which is 150.00 feet Westerly of the point of beginning; thence Easterly 150.00 feet to the point of beginning.

Olmsted County, Minnesota

Abstract Property

PARCEL C

Lot 4 and West 60 feet of Lot 3, Block 1, Fairview Addition, Howard Lake, according to the recorded plat thereof, Wright County, Minnesota.

Wright County, Minnesota

Abstract Property

PARCEL D

The East 100 feet including access strip South to Fourth Street of the North 210 feet, lying South of the Southerly right of way line of Minnesota State Trunk Highway No. 60, as set forth in condemnation proceedings of said highway bearing date of January 28, 1953 and filed for record in the office of the Register of Deeds in and for Rice County, Minnesota, on January 31, 1953 in Book 146 of Mortgages, Pages 145-179, of the following described tract of land, to-wit:

TRACT NO. 1: The East 50 feet of the West 2 acres of the East one-half (E1/2) of Lot 14;

TRACT NO. 2: The East one-half (E 1/2) of Lot 14, except the West 2 acres thereof, and the West 1 acre of Lot 15; both tracts being in the State Subdivision of Section 36, Township 110 North, Range 21 West of the Fifth Principal Meridian, in the City of Faribault, Rice County, Minnesota; and also the East 60 feet of that part of the West 1 acre of Lot 15, in the State Subdivision of Section 36, Township 110 North, Range 21 West of the Fifth Principal Meridian, in the City of Faribault, Rice County, Minnesota, lying South of the Southerly right of way line of Minnesota Trunk Highway No. 60 as set forth in the condemnation proceedings of said highway bearing date of January 28, 1953 and filed January 31, 1953, in Book 146 of Mortgages, Pages 145-179.

Exhibit 1, p.1

EXCEPTING THEREFROM the North 210 feet thereof.

Rice County, Minnesota

Abstract Property

PARCEL E

That part of Lot 9 lying Southwesterly of a line drawn parallel with and 15 feet Northeasterly of, measured at right angles to the Southwesterly line of said Lot 9;

Lot 10;

The Northeasterly 24 feet of Lot 11;

The Northeasterly 24 feet of the Northwesterly 19 feet of Lot 22;

Lot 23 except the Southeasterly 116 feet of said Lot 23, all in Block 3,

"Minikahda Vista, St. Louis Park, Minn.", together with the rights and easements contained in Cross Easement Agreement for parking, ingress and egress purposes, filed January 5, 1970 as Document No. 962134.

Hennepin County, Minnesota

Torrens Property

Certificate of Title No. 451440

PARCEL F

Lot 24, Revised Auditor's Subdivision No. 12, and Lots 1 and 25, Revised Auditor's Subdivision No. 12.

Anoka County, Minnesota

Torrens Property

Certificate of Title No. 36016 (Lot 24)

Certificate of Title No. 35537 (Lots 1 and 25)

PARCEL G

That part of Government Lot 1, Section 3, Township 117 North, Range 27 West, McLeod County, Minnesota, described as follows: Beginning at a point on the East line of said Government Lot 1 a distance of 208.73 feet North of the Southeast corner of said Government Lot 1; thence North along said East line 208.73 feet; thence West parallel with the South line of said Government Lot 1 a distance 208.73 feet; thence South parallel with the said East line, 208.73 feet; thence East parallel with the said South line, 208.73 feet to the place of beginning.

McLeod County, Minnesota

Abstract Property

PARCEL H

That part of the Northwest Quarter of Section 9, Township 31, Range 22, Anoka County, Minnesota, lying Northwesterly of County Road No. 23 (old U.S. Highway No. 8), excepting therefrom that part of the Northwest Quarter of Section 9, Township 31, Range 22, described as follows: Beginning at the intersection of the West line of said Northwest Quarter with the Northwesterly right-of-way line of County Road No. 23 (old U.S. Highway No. 8); thence on an assumed bearing of North along said West line, a distance of 329.14 feet; thence North 89 degrees 12 minutes 22 seconds East; a distance of 173.34 feet, to the Northwesterly right-of-way line of County Road No. 23; thence South 27 degrees 36 minutes 00 seconds West along said Northwesterly right-of-way line, a distance of 374.11 feet to the point of beginning; except that portion identified as Parcel 57 in Anoka County Highway Right-of-Way Plat No. 17 filed November 6, 1981, in Book 2, Highway Right-of-Way Plats, Page 6.

Anoka County, Minnesota

Abstract Property

Exhibit 1, p.2

PARCEL I

Lot 1, Block 1, James Plaza, according to the recorded plat thereof, Dakota County, Minnesota.

Together with the benefits and easements created in Easement Agreement filed as Document No. 1234794.

Dakota County, Minnesota

Abstract Property

2.	Champlin South Pond, Champlin, MN

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

Parcel A:

Lot Three (3), Block One (1), SOUTH POND CENTER.

Parcel B

Together with the Terms and Conditions of Private Road and Utility Easement and Maintenance Agreement dated February 5, 1998, filed March 12, 1998, as Document Nos. 6791394 and 6862237.

Torrens and Abstract Property.

3.	Chanhassen (Chan West Village), Chanhassen, MN

Parcel 1

Lot 4, Block 1, west Village Heights 2nd Addition, and that part of vacated West 78th Street described as follows:

Commencing at the Northwest corner of said Lot 4; thence South 2 degrees 18 minutes 17 seconds West, assumed bearing along the Westerly line of said Lot 4 a distance of 346.71 feet to an angle point on the Westerly line of said Lot 4; thence South 43 degrees 48 minutes 17 seconds West, continuing along the Westerly line of said Lot 4 a distance of 88.44 feet to the most Westerly corner of said Lot 4, the point of beginning of the tract to be described; thence South 43 degrees 48 minutes 17 seconds West, along the Southwesterly extension of the Westerly line of said Lot 4 a distance of 34.36 feet to the Northerly right of way line of West 78th Street as described in Document No. 149663, recorded in the Office of the Carver County Recorder; thence South 64 degrees 03 minutes 25 seconds East, along said Northerly right of way line 116.06 feet to the Southerly line of said Lot 4; thence Northwesterly, along the Southerly line of said Lot 4 to the point of beginning, together with the benefit of Easement dated July 27, 1994, and filed on August 4, 1994, as Document No. 170419, Amended by Document No. 178548.

Exhibit 1, p.3

Parcel 2

Lots One (1), Two (2) and Three (3), Block One (1), West Village Heights 3rd Addition, according to the plat thereof on file or of record in the office of the County Recorder, Carver County, Minnesota;

Together with an easement for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Easement dated July 27, 1994, filed August 4, 1994, as Document No. 170419, Office of the County Recorder, Carver County, Minnesota, and as amended by Amendment to Declaration of Easement dated March 31, 1995, filed April 3, 1995, as Document No. 178548, Office of the County Recorder, Carver County, Minnesota;

Together with an easement for ingress and egress over Lot 3, Block 1, West Village Heights 3rd Addition, for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Easement dated July 27, 2000, filed July 31, 2000, as Document No. 272808;

Together with easements for the benefit of Lots 1 and 2, Block 1, as provided in Declaration of Reciprocal Easements and Operating Agreements dated July 27, 2000, filed July 31, 2000, as Document No. 272809.

Abstract Property

4.	Duluth 4615 Grand, Duluth, MN

The land referred to is situates in the State of Minnesota, County of St. Louis, and is described as follows:

Lots Nine (9), Ten (10), Eleven (11), Twelve (12), Thirteen (13) and Fourteen (14), Block Seventy-five (75), ONEOTA.

Abstract Property

5.	Duluth Denfeld Retail, Duluth, MN

The land referred to is situated in the State of Minnesota, County of St. Louis, and is described as follows:

That part of Block 68, Oneota, and the adjacent vacated streets and alleys according to the recorded plat thereof, described as follows:

Exhibit 1, p.4

Commencing at the most westerly corner of Block 66, Addition to Oneota; thence southeasterly along the southwesterly line of said Block 66, a distance of 111.42 feet to the northwesterly right-of-way line of Burlington Northern, Inc., formerly the Northern Pacific Railroad Company; thence continue southeasterly along the southwesterly line of said Block 66 a distance of 168.58 feet to the most southerly corner of said Block 66; thence northeasterly along the southeasterly line of Block 66, Addition to Oneota and Block 67 Oneota, a distance of 920.00 feet to the POINT OF BEGINNING; thence continuing along the southeasterly line of said Black 68 for a distance of 440.00 feet to the most easterly corner of said Block 68; thence northwesterly along the northeasterly line of said Block 68 a distance of 280.00 feet to the most northerly corner of said Block 68; thence southwesterly along the northwesterly line of said Block 68 for a distance of 440.00 feet; thence southeasterly along a line parallel with the southwesterly line of said Block 68 a distance of 280.00 feet to the POINT OF BEGINNING and there terminating.

Together with the adjacent vacated north half of Traverse Street (now Second Street).

Torrens and Abstract property

6.	Forest Lake Auto, Forest Lake, MN

That part of Lot 2, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota, described as follows:

Commencing at the Southwest corner of said Lot 2; thence North 0 degrees 58 minutes 03 seconds West, plat bearing, along the West line of said Lot 2, a distance of 301.94 feet to the point of beginning, said point being 220 feet Southerly of the Northwest corner of said Lot 2; thence continuing North 0 degrees 58 minutes 03 seconds West, along the West line of said Lot 2, a distance of 220.0 feet to the Northwest corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, along the North line of said Lot 2, a distance of 206.99 feet to a corner of said Lot 2; thence South 0 degrees 58 minutes 03 seconds East, 220.0 feet; thence North 89 degrees 46 minutes 20 seconds West, 206.99 feet to the point of beginning.

Exhibit 1, p.5

7.	Forest Lake Westlake Center, Forest Lake, MN

PARCEL A

That part of Lot 2, Block 1, of the recorded plat of Morehead Commercial, Washington County, Minnesota, described as follows:

Beginning at the Southwest corner of said Lot 2; thence North 0 degrees 58 minutes 03 seconds West, plat bearing, along the West line of said Lot 2, a distance of 301.94 feet, said point being 220 feet Southerly of the Northwest corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, parallel with the North line of said Lot 2, a distance of 206.99 feet, thence North 0 degrees 58 minutes 03 seconds West 170.06 feet, to a corner of said Lot 2; thence South 89 degrees 46 minutes 20 seconds East, along a portion of the Northerly line of said Lot 2 and the South line of Lot 1 of said Block 1, and its Easterly extension, a distance of 403.25 feet to the East line of said Lot 2; thence Southerly along said East line, a distance of 459.30 feet to the Southeast corner of said Lot 2; thence Westerly along the South line of Lot 2 to the point of beginning.

PARCEL B

The North 175 feet of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota.

PARCEL C

That part of Lot 3, Block 1 of the recorded plat of Morehead Commercial, Washington County, Minnesota, lying South of the North 175 feet thereof.

Together with appurtenant easement for ingress and egress over a 40 foot wide strip of land, as measured at right angles from the Easterly line of which is described as follows:

Beginning at the Northeast corner of said Lot 2, Block 1, Morehead Commercial; thence South 1 degree 35 minutes 58 seconds East, along the East line of Lot 2, a distance of 293.98 feet to the point of intersection with the Easterly extension of the South line of Lot 1, Block 1, of Morehead Commercial and there terminating, as shown in Document No. 576355, dated July 18,1988 and filed July 20, 1988.

Washington County, Minnesota

Abstract Property

8.	Grand Forks MedPark Mall, Grand Forks, ND

Lots C and D, Block 2, Replat of Lot B, of the Replat of Lot 3 and the Replat of Lot 5, Block 2, Blair-Satrom-Baukol Second Addition to the City of Grand Forks, Grand Forks County, North Dakota

Exhibit 1, p.6

9.	Jamestown Buffalo Mall, Jamestown, ND

Block 1, Buffalo Mall Subdivision, as shown on the Replat of Buffalo Mall Subdivision, City of Jamestown, Stutsman County, North Dakota, recorded as Document No. X69891 in the Office of the Register of Deeds, Stutsman County, North Dakota, as corrected by Surveyor’s Certificates recorded as Document No. X70724 and Document No. X98152 in said office, Stutsman County, North Dakota.

10.	Jamestown Business Center, Jamestown, ND

All of Block 17, including the vacated alley lying therein; together with the East 20 feet of 2nd. Ave. NE, now vacated, lying south of the north line of Block 17, extended west and north of the south line of Block 17 extended west; and the West 20 feet of Third Avenue NE, now vacated, lying south of the North line of Block 17 extended east and north of the south line of Block 17 extended east; all in the Original Plat of Jamestown, Stutsman County, North Dakota

11.	Lakeville Strip Center, Lakeville, MN

All that part of Lot 18, Argonne Farms, according to the recorded plat thereof, lying westerly of a straight line drawn from a point on the north line of said Lot 18, distant 334.63 feet east of the northwest corner of said Lot 18, to a point on the south line of said Lot 18, distant 196.45 feet east of southwest corner of said Lot 18; EXCEPTING THEREFROM that part described as follows: Beginning at the northwest corner of said Lot 18; thence southeasterly along the westerly line of said Lot 18 a distance of 50 feet; thence deflect to the left along a line parallel with the north line of said Lot 18 a distance of 278.53 feet; thence northwesterly along a line parallel with the westerly line of said Lot 18 to the north line of said Lot 18; thence westerly along the north line of said Lot 18 to the point of beginning.

Together with and subject to a perpetual non-exclusive easement for driveway purposes 32 feet wide, the center line of which is described as follows: Commencing at the northwest corner of said Lot 18; thence southeasterly along the westerly line of said Lot 18 a distance of 50 feet to the actual point of beginning of the center line to be described; thence deflect to the left along a line parallel with the north line of said Lot 18 a distance of 75 feet.

12.	Monticello C Store, Monticello, MN

Lot 6, Block 1, MONTICELLO TRAVEL CENTER SECOND ADDITION, according to the plat thereof on file and of record in the office of the County Recorder, Wright County, Minnesota.

Exhibit 1, p.7

Lot 7, Block 1, Monticello Travel Center Second Addition, according to the recorded plat thereof, Wright County, Minnesota

Together with all of the rights and easements created under:

Operation and Easement Agreement for Monticello Travel Center dated 4-15-2002, field 5-6-2002, as Document No. 789677.

Amended by First Amendment to Operation and Easement Agreement dated 3-14-2005, field 4 6-2005, as Document No, A953679.

And

Reciprocal Easement Agreement dated 4-1-2002, field 5-6-2002, as Document No. 789676.

Exhibit 1, p.8

13.	Omaha Barns & Noble, Omaha, NE

Lot 3, Oak View Plaza (1st Platting), an addition to the City of Omaha, in Douglas County, Nebraska.

Together with easement right for parking and storm water drainage over through and around the Common Areas as granted in the Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with Easement rights for ingress and egress upon, over and across the Service Drives as granted in Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with right of ingress and egress from Oak View Drive granted Declaration of Covenants, Easements and Restrictions, filed September 11, 1992 in Book 1030, Page 603, in Miscellaneous Records, of Douglas County, Nebraska.

Together with a Permanent Roadway Easement on and upon a portion of said land as contained in Access Easement filed June 29, 1995, in Book 1150, Page 271, in Miscellaneous Records, of Douglas County, Nebraska.

Together with Permanent ingress and egress easement as set forth on the Plat of Oak View Plaza, 1st Platting, filed June 29, 1995, in Book 2007, Page 387, of the Deed Records, of Douglas County, Nebraska.

Together with Access Easements as contained in Reciprocal Easement Agreement, filed July 29, 1994, in Book 1126, Page 7, Miscellaneous Records, in Douglas County, Nebraska.

Together with Access Easements as contained in Amended and Restated Reciprocal Easement Agreement, filed November 15, 1994, in Book 1133, Page 648, Miscellaneous Records, in Douglas County, Nebraska.

Together with Access and Service Drives as contained in Amended Reciprocal Easement Agreement, filed July 14, 2995, in Book 1151, Page 282, Miscellaneous Records, in Douglas County, Nebraska.

Together with a Permanent Easement over and upon portions described as the Service Drives, for the purpose of ingress and egress, as contained in Access Easement, filed November 15, 1994, in Book 1133, Page 667, in Miscellaneous Records, in Douglas County, Nebraska.

Exhibit 1, p.9

14.	Pine City C Store, Pine City, MN

That part of the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota, described as follows:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet to the point of beginning of the property to be described; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 155.00 feet; thence North 0 degrees 45 minutes 30 seconds West 246.33 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence Northwesterly 41.51 feet along said right-of-way which is a non-tangential curve concave to the Southwest, having a radius of 879.93 feet and a central angle of 2 degrees 42 minutes 10 seconds, the chord of said curve bears North 55 degrees 48 minutes 35 seconds West to the Northeast corner of the property conveyed to Reproco Inc., in Microfilm No. 228941; thence South 0 degrees 45 minutes 30 seconds East along the East line of the Reproco property 195.00 feet; thence South 89 degrees 14 minutes 30 seconds West along the South line of the Reproco property 42.44 feet to the West line of said Southwest Quarter of the Southwest Quarter; thence South 0 degrees 45 minutes 30 seconds East along said West line 757.39 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of as measured at right angles to and parallel with the following described Line "A":

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.00 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

And together with a 20 foot utility easement over, under and across the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota. Said easement being 10 feet on each side of the following described line:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 131 feet to the point of beginning of the center line to be described; thence North 4 degrees 20 minutes West 240.08 feet to the Southerly right-of-way line of State Trunk Highway No. 324 and said center line there terminating.

Exhibit 1, p.10

The side lines of said easement shall be shortened or extended to terminate on said Southerly right-of-way line.

Pine County, Minnesota

Abstract Property

That part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of SW 1/4) of Section Thirty-three (33), Township Thirty-nine (39), Range Twenty-one (21), described as follows:

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter a distance of 420.0 feet; thence North 47 degrees 55 minutes East 275.73 feet to the point of beginning of the property to be described; thence North 51 degrees 09 minutes 30 seconds West 200.0 feet; thence North 38 degrees 50 minutes 30 seconds East 230.0 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence South 51 degrees 09 minutes 30 seconds East along said Southerly right-of-way line 57.64 feet; thence Southerly 182.64 feet along said Southerly right-of-way line which is a curve concave to the Northeast having a radius of 1030.59 feet and a central angle of 10 degrees 09 minutes 15 seconds, the chord of said curve bears South 56 degrees 14 minutes 07 seconds East to the intersection with a line that bears North 47 degrees 55 minutes East from the point of beginning: thence South 47 degrees 55 minutes West 249.25 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of, as measured at right angles to and parallel with the following described Line “A”:

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.0 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter 420.0 feet; thence North 47 degrees 55 minutes East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

Pine County, Minnesota

Abstract Property

Exhibit 1, p.11

15.	Pine City Evergreen Square, Pine City, MN

That part of the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota, described as follows:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet to the point of beginning of the property to be described; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 155.00 feet; thence North 0 degrees 45 minutes 30 seconds West 246.33 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence Northwesterly 41.51 feet along said right-of-way which is a non-tangential curve concave to the Southwest, having a radius of 879.93 feet and a central angle of 2 degrees 42 minutes 10 seconds, the chord of said curve bears North 55 degrees 48 minutes 35 seconds West to the Northeast corner of the property conveyed to Reproco Inc., in Microfilm No. 228941; thence South 0 degrees 45 minutes 30 seconds East along the East line of the Reproco property 195.00 feet; thence South 89 degrees 14 minutes 30 seconds West along the South line of the Reproco property 42.44 feet to the West line of said Southwest Quarter of the Southwest Quarter; thence South 0 degrees 45 minutes 30 seconds East along said West line 757.39 feet to the point of beginning.

Together with a 66 foot roadway easement being 66 feet to the right of as measured at right angles to and parallel with the following described Line "A":

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 1004.99 feet; thence Southerly along said West line 655.00 feet to the point of beginning of Line "A"; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line "A" there terminating.

And together with a 20 foot utility easement over, under and across the Southwest Quarter of the Southwest Quarter of Section 33, Township 39, Range 21, Pine County, Minnesota. Said easement being 10 feet on each side of the following described line:

Commencing at the Southwest corner of the Southwest Quarter of the Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of the Southwest Quarter a distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of the Southwest Quarter a distance of 420.00 feet; thence North 47 degrees 55 minutes 00 seconds East 275.73 feet; thence North 51 degrees 09 minutes 30 seconds West 200.00 feet; thence North 38 degrees 50 minutes 30 seconds East 230.00 feet to the Southerly right-of-way line of State Trunk Highway No. 324; thence North 51 degrees 09 minutes 30 seconds West along said Southerly right-of-way line 503.68 feet; thence South 0 degrees 45 minutes 30 seconds East 120.00 feet; thence South 89 degrees 14 minutes 30 seconds West 131 feet to the point of beginning of the center line to be described; thence North 4 degrees 20 minutes West 240.08 feet to the Southerly right-of-way line of State Trunk Highway No. 324 and said center line there terminating.

Exhibit 1, p.12

The side lines of said easement shall be Shortened or extended to terminals on said Southerly right-of-way line.

Pine County, Minnesota

Abstract Property

That part of the Southwest Quarter of the Southwest Quarter (SW 1/4 of SW 1/4). of Section Thirty-three (33), Township Thirty-nine (39), Range Twenty-one (21), described as follows:

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of said Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter distance of 349.99 feet; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter a distance of 420.0 feet; thence North 47 degrees 55 minutes East 275.73 feet to the point of beginning of the property to be described; thence North 51 degrees 09 minutes 30 seconds West 200.0 feet; thence North 38 degrees 50 minutes 30 seconds East 230.0 feet of the Southerly right-of-way line of State Trunk Highway No. 324; thence South 51 degrees 09 minutes 30 seconds East along said Southerly right-of-way line 57.64 feet; thence Southerly 182.64 feet along said Southerly right-of-way line which is a curve concave to the Northeast having a radius of 1030.59 feet and a central angle of 10 degrees 09 minutes 15 seconds, the chord of said curve bears South 56 degrees 14 minutes 07 seconds East to the intersection with a line that bears North 47 degrees 55 minutes East from the point of beginning; thence south 47 degrees 55 minutes West 249.25 Feet to the point of beginning.

Together with a 68 foot roadway easement being 56 Feet to the right of, as measured at right angles to and parallel with the following described Line “A”:

Commencing at the Southwest corner of the Southwest Quarter of Southwest Quarter of Section 33; thence Northerly along the West line of said Southwest Quarter of Southwest Quarter a distance of 1004.99 feet; thence Southerly along said west line 655.0 feet to the point of beginning of a Line “A”; thence on an assumed bearing of East parallel with the South line of said Southwest Quarter of Southwest Quarter 420.0 feet; thence North 47 degrees 55 minutes East 524.98 feet to the Southerly right-of-way of State Trunk Highway No. 324 and Line “A” there terminating.

Pine County, Minnesota

Abstract Property

16.	Rochester Maplewood Square I & II, Rochester, MN

Parcel 1:

All of Lot 1, Block 1, and that part of Lot 2, Block 1, MAPLEWOOD SQUARE OF ROCHESTER, Olmsted County, Minnesota, described by metes and bounds as follows:

Beginning at the Northeast corner of said Lot 2; thence South 16 degrees of minutes 39 seconds East, assumed hearing, along the East line thereof, a distance of 546.86 feet; thence South 68 degrees 11 minutes 33 seconds west along the Southerly line of said Lot 2 a distance of 130.00 feet; thence North 10 degrees 33 minutes 24 seconds West, 189.01 feet; thence North 00 degrees 51 minutes 30 seconds East, 145.50 feet; thence North 01 degrees 29 minutes 12 seconds west, 240.20 feet to the point of beginning.

Exhibit 1, p.13

Together with all of the rights and easements created under:

1.      Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 320 as Document No. 440379 and amended by Amendment to Access Easement Agreement (Front Drive-Common Drive-Service Drive) recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 974 as Document No. 584329, and further amended by Amendment to Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on May 7, 1996 as Document No. 726533.

2.      Reciprocal Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 322 as Document No. 440381.

3.      Building Encroachment Easement recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 975 as Document No. 584330.

4.      Turnabout Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 976 as Document No. 584331.

Parcel 2:

All of Lot 2, Block 1, Maplewood Square of Rochester, Olmsted County, Minnesota, except that part described by metes and bounds as follows:

Beginning at the Northeast corner of said Lot 2; thence South 16 degrees 56 minutes 39 seconds East, assumed bearing, along the East line thereof, a distance of 546.86 feet; thence South 68 degrees 11 minutes 33 seconds West along the Southerly line of said Lot 2 a distance of 130.00 feet; thence North 10 degrees 33 minutes 24 seconds West, 189.01 feet; thence North 00 degrees 51 minutes 30 seconds East, 145.50 feet; thence North 01 degree 29 minutes 12 seconds West, 240.20 feet to the point of beginning.

Together with all of the rights and easements created under:

1.      Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 320 as Document No. 440379 and amended by Amendment to Access Easement Agreement (Front Drive-Common Drive-Service Drive) recorded in the office of the County Recorder, Olmsted County, Minnesota on June 14, 1990 in Book E-5 on Page 974 as Document No.584329, and further amended by Amendment to Access Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on May 7, 1996 as Document No. 726533.

2.      Reciprocal Easement Agreement recorded in the office of the County Recorder, Olmsted County, Minnesota on December 21, 1981 in Book M-4 on Page 322 as Document No. 440381.

Exhibit 1, p.14

17.	St. Cloud Westgate SC, St. Cloud, MN

All of the Southeast Quarter of the Southeast Quarter of the Northwest Quarter of Section 15, Township 124, Range 28, Stearns County, Minnesota, excepting therefrom the North 33 feet, the East 33 feet, the South 33 feet and the West 33 feet thereof.

Also excepting that part described as beginning at the intersection of the West right-of-way line of 25th Avenue and the South right-of-way line of Trunk Highway 23-52; thence West along the South right-of-way line of Trunk Highway 23-52, a distance of 15 feet; thence in a Southeasterly direction to a point on the West right-of-way line on 25th Avenue lying 15 feet Southerly of the point of beginning; thence North along the West right-of-way line of 25th Avenue, a distance of 15 feet to the point of beginning.

Stearns County, Minnesota

Abstract Property

Exhibit 1, p.15

Exhibit 2

List of Due Diligence Documents

1.	A current rent roll for the Property.

2.	A copy of all of the Leases.

3.	A list of all Security Deposits, prepaid rent or other sums currently held by Seller under the Leases.

4.	A list of the Personal Property (if any).

5.	A copy of all Service Contracts (if any).

6.	Copies of all environmental reports prepared for or in connection with the Property, to the extent that the same are in the possession or control of Seller.

7.	A list and description of all insurance claims (both liability and casualty) relating to the Property since January 1, 2014.

8.	Income and expense statements showing the financial results of operating the Property for Seller’s last three fiscal years (5/1 through 4/30), and current-to-date financial statements for the current fiscal year.

9.	Copies of all real estate tax statements associated with the Property for the current year and for the preceding 3 years.

10.	Aging/Delinquency Report

11.	Budget for current calendar year

12.	General ledger for current calendar year

13.	CAM Reconciliations for 2014 (including individual tenant billings)

14.	Tenant Gross Sales Reporting to the extent in Seller’s possession as of the Contract Date

15.	Existing Warranties

16.	The most recent ALTA Surveys in Seller’s possession

Exhibit 2

Exhibit 7.1.1

Leasing Commissions and Allowances under Existing Leases

[To be provided by Seller at least 10 days prior to Closing Date]

Exhibit 7.1.1

Exhibit 9

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

____________________________________ (“Tenant”) hereby certifies as follows:

1.         The undersigned is the Tenant under that certain Lease dated _____________ (as amended and supplemented by the following instruments:

____________________________________________________________

____________________________________________________________

____________________________________________________________

(collectively, the “Lease”), between IRET Properties, a North Dakota Limited Partnership, or its predecessors in interest (“Landlord”) as landlord and Tenant covering a portion of the property known as _________ located at _____________ (the “Property”). There are no amendments, modifications or supplements to the Lease, whether oral or written, except for those set forth in this Section 1.

2.         Pursuant to the Lease, Tenant has leased approximately __________ rentable square feet of space (the “Premises”) at the Property. The term of the Lease commenced on _____________, and terminates on _________________.

3.         As of the date hereof, Tenant is occupying the Premises and is paying rent on a current basis under the Lease.

a.         The minimum monthly or base rent currently being paid by Tenant for the Premises pursuant to the terms of the Lease is [_____] per month.

b.         Percentage rent (“Percentage Rent”), if any, due under the Lease has been paid through [____] and the amount of Percentage Rent for [______] was [______].

c.         Common area maintenance, taxes, insurance and other charges (the “Reimbursables”) due under the Lease, currently in the amount of $_______ per month, have been paid through [_______].

d.         Tenant’s prorata share of Reimbursables is ___________ percent (___%).

4.         Tenant has paid to Landlord a security deposit of $_____________ (none, if no figure inserted).

5.         No prepayments of rentals due under the Lease have been made for more than one month in advance.

6.         Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises or the Property, except as follows (if none, so state): [_______].

Exhibit 9, p.1

7.         All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state):______________

8.         To the best of Tenant’s knowledge, Landlord is not in material default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises.

9.         There are no current offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant applicable to the portion of the term of the Lease arising from and after the date hereof, except as expressly set forth in the Lease.

10.         Tenant has not subleased or allowed any third party to occupy any part of the Premises.

11.         Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state):____________________.

12.         None of the following have been done by, against, or with respect to Tenant: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of the property of Tenant generally; or (c) an assignment for the benefit of creditors generally. There are no actions, voluntary or otherwise, pending or, to the best knowledge of the Tenant, threatened against the Tenant under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

This certificate is given to _________________________ and its successors and assigns (collectively, “Buyer”), with the understanding that Landlord, Buyer and Buyer’s lenders, successors and assigns will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part.

TENANT:

Printed name of Tenant (exactly as appears on Lease)

By:

Print Name:

Print Title:

Date:

Exhibit 9, p.2

Exhibit 10.4(b)

Form of General Assignment and Assumption Agreement

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of __________, 2015, between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP ("Assignor"), and _____________________, a ________________________ ("Assignee").

WITNESSETH:

Terms not defined herein shall have the meanings ascribed thereto in the Agreement for Sale and Purchase of Property dated effective as of ___________, 2015 (the "Agreement"), between Assignor and Assignee. The Agreement is hereby incorporated by reference.

That Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, all of Assignor's right, title and interest in and to:

1.	Assignor’s interest in the leases and occupancy agreements identified on Exhibit "A" attached hereto (the "Leases"), together with (a) all tenant Security Deposits (and any interest thereon required by applicable law or contract) held by Assignor that relates or pertains to the Leases, and (b) Assignor’s interest in any guaranty of any of the Leases;

2.	Assignor's interest in all agreements and contracts identified on Exhibit "B" attached hereto (the "Service Agreements);

3.	Assignor’s interest in all plans, specifications, documents, instruments, licenses, permits, entitlements, warranties, development rights, reports, studies, surveys, maps, tradenames, trademarks, website addresses, operating manuals and other intangible property relating to the construction and operation of the Property (as defined in the Agreement of Sale) (the "Intangible Property").

Assignee hereby (i) expressly assumes the obligation for the performance of all of the obligations of Assignor under the Leases and Service Agreements which accrue during the period on or after the date hereof (the "Assignee’s Obligations") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Assignee’s Obligations.

Assignor hereby (i) expressly assumes the obligation for the performance of all of the obligations of Assignor under the Leases and Service Agreements which accrue during the period prior to the date hereof (the "Assignor’s Obligations") and (ii) indemnifies, defends and holds harmless Assignee from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Assignor’s Obligations.

Exhibit 10.4(b), p.1

This General Assignment and Assumption Agreement shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns. The indemnification provisions in this General Assignment and Assumption Agreement shall supplement, not replace, any indemnification provisions contained within the Agreement. This General Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this General Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNOR:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By: IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

ASSIGNEE:

_______________________,

a ___________________________

By:

Print Name:

Print Title:

Exhibit 10.4(b), p.2

Exhibit 10.4(c)

Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN

STATUS BY ENTITY (NON-INDIVIDUAL) TRANSFEROR

1. Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.

2. In order to inform _____________________________ (hereinafter referred to as the “Buyer”) that withholding of tax is not required upon disposition of a U.S. real property interest by the seller/transferor named below (hereinafter referred to as the “Seller”), the undersigned hereby certifies and declares by means of this certificate, the following on behalf of the Seller:

a.	That the Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

b.	That the Seller’s employer identification number is 91-1764859.

c.	That the Seller’s office address is 1400 31st Avenue SW, Suite 60, Minot, North Dakota.

           3.         The Seller understands that this certificate may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained in this certificate may be punished by fine, imprisonment, or both.

           4.         The Seller understands that the Buyer is relying on this certificate in determining whether withholding is required and the Buyer may have liabilities if any statement in this certificate is false. The Seller hereby indemnifies the Buyer, and agrees to hold the Buyer harmless, from any liability or cost which the Buyer may incur as a result of: (i) the Seller’s failure to pay any U.S. Federal income tax which the Seller is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete. I further declare that I have authority to sign this document on behalf of the Seller.

EXECUTED in Ward County, State of North Dakota, on ____________, 2015.

SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By: IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

For federal income tax purposes, the Buyer should not record this certificate with the county recorder, nor should the certificate be filed with the IRS, but it should be kept with the Buyer’s tax records relating to the subject real estate transfer.

Exhibit 10.4(c)

Exhibit 10.4(d)

Form of Bill of Sale

BILL OF SALE

This Bill of Sale is made and executed effective as of _________, 2015 (the “Closing Date”), by IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (“Seller”), to ____________________, a ________________ (“Buyer”).

Recitals:

          A.         Seller and Buyer have entered into an Agreement for Sale and Purchase of Property, dated effective as of ____________, 2015 (the “Agreement”), pursuant to which Seller has agreed to convey to Buyer one or more certain tracts of land more particularly described and defined as the “Land” in the Agreement (the “Land”), together with such other property interests as constitute the “Property” (as defined in the Agreement).

           B.        Seller desires to assign, to transfer, and to convey to Buyer, subject to the terms and conditions of this Bill of Sale and of the Agreement, the “Personal Property” (as hereinafter defined).

NOW THEREFORE, in consideration of the receipt of good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby grant, bargain, sell, assign, transfer, set over, convey, and deliver to Buyer, its legal representatives, its successors, and its assigns, effective as of the Closing Date, all of Seller’s right, title, and interest in and to all fixtures (other than tenant trade fixtures), equipment (excluding construction equipment and materials), apparatus, machinery, appliances, furnishings, and all other tangible personal property owned by Seller that is located on the Land and used in connection with the operation and ownership of the Land and “Improvements” (as defined in the Agreement), and all leasehold improvements located thereon (all such property not so expressly excluded being herein collectively referred to as the “Personal Property”).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective on the date first above written.

[signature page to follow]

Exhibit 10.4(d), p.1

SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By: IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

STATE OF NORTH DAKOTA	)
) ss.
COUNTY OF WARD	)

The foregoing instrument was acknowledged before me this ____ day of _________, 2015, by Michael A. Bosh, the Executive Vice President of IRET, Inc., the general partner of IRET Properties, a North Dakota Limited Partnership.

_________________, Notary Public
State of North Dakota

My commission expires:

Exhibit 10.4(d), p.2